UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BLONDER TONGUE LABORATORIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

BLONDER TONGUE LABORATORIES, INC.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 11, 2020

The following additional information relates to the proxy statement (the “Proxy Statement”) of Blonder Tongue Laboratories, Inc. (the “Company,” “we,” “our” or “us”), dated May 11, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on June 11, 2020.

The purpose of this information is to inform you that (i) the Company has filed an amendment to its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, originally filed with the Securities and Exchange Commission (“SEC”) on April 13, 2020 (the “Original Report”) and (ii) the Company is filing these additional materials to supplement the Proxy Statement, in each case solely to disclose that (A) the Company had filed the Original Report after the deadline applicable to the Company for the filing of an Annual Report on Form 10-K in reliance on the filing extension provided by the SEC’s Order Under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements For Public Companies, dated March 25, 2020 (Release No. 34-88465) (the “Order”) and (ii) also pursuant to the Order, had delayed the filing of its definitive proxy statement for its 2020 Annual Meeting of Stockholders (the “Definitive Proxy Statement”), including the information omitted from the Original Report in reliance on General Instruction G(3) to Form 10-K (the “Part III Information”), beyond the deadline for which the Company was required to either file its Definitive Proxy Statement or an amendment to its Original Report to include the Part III Information.

On March 26, 2020, the Company filed a Current Report on Form 8-K (the “March 26 Form 8-K”) to indicate its intention to rely on the Order and delay the filing of its Annual Report on Form 10-K. On April 27, 2020, the Company filed a Current Report on Form 8-K (the “April 27 Form 8-K”) to indicate its intention to rely on the Order and delay the filing of its Definitive Proxy Statement, including the Part III Information to be included therein. Consistent with the Company’s statements in the March 26 Form 8-K and April 27 Form 8-K, the Company was unable to file (i) the Original Report until April 13, 2020 and (ii) the Definitive Proxy Statement, including the Part III Information, until May 7, 2020 because of the COVID-19 pandemic and related events, which resulted in the Company’s management devoting significant time and attention to assessing the potential impact of COVID-19 and those events on the Company’s operations and financial position and developing operational and financial plans to address those matters. This diverted management resources from completing all of the tasks necessary to file the Original Report and the Definitive Proxy Statement by their applicable deadlines.

This additional information does not amend, modify, or otherwise update any other information in the Proxy Statement. Accordingly, you should read this information in conjunction with the Proxy Statement.